Exhibit 10.21

TREDEGAR CORPORATION

STOCK AWARD AGREEMENT [FORM]

          THIS STOCK AWARD AGREEMENT, dated as of the ______ day of ________, 20__, between TREDEGAR CORPORATION, a Virginia corporation (the “Company”) and ____________ (“Participant”) is made pursuant to and subject to the provisions of the Tredegar Corporation 2004 Equity Incentive Plan (the “Plan”), a copy of which has been made available to the Participant. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

          WHEREAS, on ________, 20__, the Committee determined that the Participant shall be granted a Stock Award for ___________ shares of Common Stock on ________, 20__.

          NOW, THEREFORE, the Company and Participant agree as follows:

          1.     Stock Award. Pursuant to the Plan, the Company, effective as of _____________ (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, a Stock Award covering ____________ shares of Common Stock, hereinafter described as the “Shares.”

          2.     Vesting. The Participant’s interest in the Shares shall be nonforfeitable and transferable on the Date of Grant.

          3.     No Right to Continued Employment. This Stock Award Agreement does not confer upon the Participant any right to continue in the employ or service of the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate such employment or service at any time.

          4.     Governing Law. This Stock Award Agreement shall be governed by the laws of the Commonwealth of Virginia.

          5.     Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Stock Award Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

          6.     Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to him and agrees to be bound by all the terms and provisions thereof.

          7.     Taxes. In accordance with the Plan, the Participant agrees to make arrangements, satisfactory to the Company, for the satisfaction of any income and employment tax withholding requirements arising on account of the issuance of the Shares.

          8.     Binding Effect. Subject to the terms and conditions stated above and in the Plan, this Stock Award Agreement shall be binding upon the Participant and his successors in interest and the successors of the Company.

          IN WITNESS WHEREOF, the Company has caused this Stock Award Agreement to be signed by a duly authorized officer and the Participant has affixed his signature hereto.

TREDEGAR CORPORATION By: ________________________________ ___________________________________ Participant